Exhibit 10.12

LEASE AGREEMENT

This Lease Agreement entered into this 22nd the day of July 2024, by and between KENOSIA PROPERTIES, LLC, a Connecticut limited liability company with an address of 1 Wallingford Rd, Danbury, CT. 06810 ("Landlord"), and Go Green Global Technologies Corp., a Nevada Corporation with an address of 5 Production Drive, Brookfield, CT. 06804 (“Tenant”).

W I T N E S S E T H:

In consideration of the mutual promises, covenants and agreements herein contained and in consideration of the rents hereinafter reserved, Landlord does hereby let to Tenant, and Tenant does hereby take and lease from Landlord, the demised premises hereinafter described for commercial use upon all of the terms, promises, covenants and agreements hereinafter set forth.

1.	Demised Premises.

1.1 Description. The premises subject to this Lease (“Demised Premises”) consists of Unit #9 at Kenosia Business Center along with the applicable common areas in a certain building located at 22 Kenosia Avenue, Danbury, CT 06810 (the "Property"), which is described in Exhibit A annexed hereto. The Demised Premises are more particularly shown on the plan annexed hereto as Exhibit B and on the survey annexed hereto as Exhibit C. The term and the rent of the Lease are set forth hereafter in Sections 3 and 4. Tenant accepts the Demised Premises in their ‘As Is” condition.

1.2 Condominium Association. Tenant acknowledges that it is intended that the Property will be submitted to the condominium form of ownership subsequent to the date of this Lease, and that this Lease is subject to the terms and conditions of the Declaration of Kenosia Business Center (the “Declaration”) and the By-Laws and Rules of Kenosia Business Center Association, Inc. (the “Association”), as the same may be amended. Once the condominium has been created Tenant will pay any fines imposed by the Association by virtue of Tenant’s non- compliance with the terms and conditions of the Declaration, the By-Laws and Rules of the Association. Tenant acknowledges receipt of such documents.

2.	Use of Premises; Parking; Signage.

2.1 Use. Tenant shall have the right to use and occupy the Demised Premises for Equipment Storage, Warehouse Store and Light Assembly and no for other uses without the prior written consent of Landlord.

2.2 Licenses and Permits. It shall be Tenant's sole obligation to obtain all licenses, permits and franchises required by it for its use of the Demised Premises. No failure to obtain the same, nor any revocation thereof by any governmental authority of any such licenses, permits or franchises heretofore or hereafter granted by any such governmental authority, shall in any manner affect this Lease or diminish the amount of rent or any other payments or charges payable by Tenant hereunder.

2.3 Compliance with Laws. Tenant shall comply with and conform to all the laws of the State of Connecticut and the City of Danbury so far as Tenant’s occupancy of the Demised Premises is or may be concerned. Tenant agrees to save Landlord harmless from all fines, penalties or costs for violation of or non-compliance with the same, except as such is the result of a condition pre-existing the execution of this Lease.

2.4 Nuisance. Tenant agrees to use the Premises in a manner that does not unreasonably interfere with or infringe upon the rights of other occupants of the Property. Tenant shall not cause, maintain or permit any nuisance in, on or about the Demised Premises or the Property; nor shall Tenant commit or suffer to be committed any waste in, on or about the Demised Premises or the Property.

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2.5 Parking. Tenant shall be entitled to park two (2) vehicles in the exterior parking area of the Property. Tenant may leave one (1) vehicle in the designated parking located directly outside Unit 9 shown as “Waiting Space” on the plan attached hereto as Exhibit D, provided that only one (1) vehicle may be left in the Waiting Space, a representative of Tenant must, during the hours between 8am and 6pm, be in the Demised Premises while the vehicles are in the Waiting Spaces so that the vehicles can be removed upon request.

2.6. Signage. Tenant shall be entitled to display a sign outside of the Demised Premises after receiving Landlord’s written approval, as well as the written approval of the Association (once the Condominium has been created). The sign shall be centered above the pass door of the Demised Premises and shall not exceed 2' x 4' in size. No approval hereunder shall excuse full and complete compliance with regulations of the City of Danbury, including application for permits and approvals to such agencies and the payment by Tenant of any fees required by them. Tenant shall maintain its sign in good order and repair at its own expense.

2.7 Heat. Tenant will at its own cost and expense supply sufficient, reasonable and proper heat for the Demised Premises so as to prevent the freezing of pipes and sprinklers.

2.8 Mechanics’ Liens. Tenant shall promptly pay all contractors and material men hired by Tenant to furnish any labor or materials, which may give rise to the filing of a mechanic’s lien against the Demised Premises. Should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. If Tenant fails to so bond or discharge, Landlord may do so, and Tenant shall reimburse Landlord upon demand for its costs and expenses incurred in connection therewith.

3.	Term; Option to Renew

3.1 Initial Term. The initial term of the Lease shall commence on August 1, 2024 and shall end on July 31, 2029 (the “Initial Term).

3.2 Option to Extend. N/A

4.	Rent.

4.1	Rent. Rent for the demised premises shall be as follows:

a.	August 1, 2024, through July 31, 2025: $21,000.00, payable on the first day of each month in equal installments of $1,750.00.

b.	Thereafter, on August 1, 2025, and on each August 1 for the remainder of the Initial Term, and any Extension Terms thereof, rent shall be increased by four percent (4%) over the prior year’s rent.

4.2 Additional Rent. All other amounts that Tenant is required to pay pursuant to the Lease (including interest and costs that may be added for nonpayment or late payments and attorneys and collection fees) shall constitute additional rent due hereunder ("Additional Rent"). If Tenant fails to pay Additional Rent when due, Landlord shall have the right to pay the same and shall have all right, powers, and remedies with respect thereto as are provided herein or by law in the case of nonpayment of rent.

5.Security Deposit. Tenant has on deposit with the Landlord from the execution of the original lease hereof the sum of $3,500.00, which Landlord will continue hold, without liability for interest, as security for the full and faithful performance by Tenant of all of the terms of this Lease to be observed and performed by Tenant. Landlord shall have the right, at its sole option, to use all or any portion of such funds to cure or correct any defaults by Tenant under this Lease, such right to be in addition to any other rights it may have. If such funds are so used by Landlord, Tenant shall, upon demand by Landlord, forthwith restore such funds to the original (or any subsequent) amounts so deposited.

On or before thirty (30) days after termination of this Lease, Landlord shall return such funds, or the balance thereof if used by Landlord hereunder, to Tenant, without any obligation for interest, provided that Tenant has fully complied with each and every term and provision of this Lease. Landlord may deliver such funds to any purchaser of Landlord’s interest hereunder, upon which delivery Landlord shall have no further liability to Tenant for such funds.

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6.	Taxes; Sewer and Water Use Charges and Common Area Maintenance Charges.

6.1	Taxes.

Commencing August 1, 2024, and continuing until the end of the term of this Lease or any extension thereof, Tenant shall pay directly to Landlord, as Additional Rent, on or before the first of each month, the sums required for the payment of the proportionate share attributable to Unit #9 of all taxes, assessments and charges levied upon or with respect to the Property which shall include, without limitation, all real estate taxes, assessments, and other governmental impositions and charges of every kind and nature whatsoever, special and several, extraordinary as well as ordinary, and each and every installment thereof, which shall or may during the term be charged, laid, levied, assessed, imposed, become due and payable, or become liens upon the Property or any part thereof and all improvements thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the federal, state, county and city governments and of all other governmental authorities whatsoever. The proportionate share attributable to Unit #9 is 9.0%.

Tax bills shall be sufficient evidence of the amount of such taxes and shall be used for the calculation of the amounts to be paid by Tenant. The payment of the amounts called for above shall constitute additional rent due and payable under this Lease. The nonpayment of any of same in a timely manner shall constitute a default under this Lease.

In the event that separate tax bills have been issued by the taxing authorities for the Demised Premises, the Tenant shall pay the entire amount of such bills when due.

6.2 Sewer and Water Use Charges. One water meter has been installed on the building in which the Demised Premises are located from which the City of Danbury currently bills Landlord for water and sewer use fees. Water submeters are connected to the Demised Premises to measure water usage for the Demised Premises. Landlord shall issue quarterly statements to Tenant setting forth Tenant’s share of the City of Danbury’s water and sewer use bills based upon readings from the submeters. Such statements shall be due and payable upon receipt as Additional Rent. Any statement that is not paid within ten (10) days of its date shall be considered to be past due. Upon the creation of the condominium the City of Danbury will issue water and sewer use bills to the Association. Thereafter the Association will read the submeters of the Demised Premises and will issue such quarterly statements to Tenant setting forth Tenant’s share of the water and sewer use bills. Said statements shall be due and payable to the Association upon receipt. Any statement that is not paid to the Association within ten (10) days of its date shall be considered to be past due, and Tenant’s failure to pay such statements shall be a default hereunder.

6.3 Common Area Maintenance Charges.

Commencing August 1, 2024, and continuing until the end of the term of this Lease or any extension thereof, Tenant shall pay the sums required for the payment of the proportionate share attributable to Unit #9 of CAM Charges for the Property on the first day of each month as Additional Rent. The proportionate share of CAM charges attributable to Unit #9 is 9.0% of the total CAM Charges. CAM Charges shall mean those charges set forth as “Monthly Common Charges” on Exhibit E annexed hereto. All dollar amounts shown on said Exhibit E are estimates and are subject to modification by Landlord at the end of each calendar year when Landlord shall determine the actual amount of such charges. In the event that the actual amount exceeds the amount that has been paid by Tenant through the end of the lease year, Landlord shall issue a statement to Tenant setting forth the balance due and Tenant shall pay said balance within thirty (30) days of receipt of such statement. If the actual amount is less than the amount that has been paid by Tenant through the end of the lease year, Landlord shall notify Tenant within thirty (30) days of the end of the lease year and, upon Tenant’s request, will refund any overpayment to tenant within thirty days (30) of its receipt of such notice.

Upon the creation of the condominium, Tenant’s share of CAM Charges shall be equal to the amount of common charges billed by the Association to Landlord based upon the Association’s annual budget and any special assessments imposed against the Demised Premises. Tenant shall pay such common area maintenance charges on the first day of each month as Additional Rent.

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7.	Utilities.

Tenant shall be responsible for payment of all utility charges for the Demised Premises, including, but not limited to, gas, electricity, water and sewer.

8.	Maintenance and Repairs.

8.1 Landlord's Repair and Maintenance Obligations. Landlord shall maintain the structural soundness of the Demised Premises and the electrical and plumbing infrastructure of the Demised Premises in good repair, reasonable wear and use and maintenance occasioned by Tenant's misuse or negligence excepted, but only to the extent that same are not the responsibility of the Association to maintain.

8.2 Tenant's Repair and Maintenance Obligations. Except as provided in Section 8.1, Tenant shall, at all times during the term of this Lease, and at its own cost and expense, keep and maintain the Demised Premises in repair and good condition (ordinary wear and tear, deterioration, fire and other casualty, and the elements excepted), including, but not limited to, electrical and plumbing fixtures, the heating, air conditioning systems and appurtenances, and shall use all reasonable precaution to prevent waste, damage or injury.

8.3 Tenant's or Landlord’s Negligence. Any repairs and maintenance which are the responsibility of Landlord shall, if caused by the negligence of Tenant, its agents, employees and/or invitees, be paid for by Tenant. Any repairs and maintenance which are the responsibility of Tenant shall, if caused by the negligence of Landlord, its agents, employees and/or invitees, be paid for by Landlord.

9.	Insurance; Indemnification.

Tenant shall, at its own expense, during the entire term of this Lease, or any extension thereof, carry the following insurance:

9.1 Liability Insurance. General Liability Insurance in the amount of no less than $1,000,000 each occurrence, $2,000,000 Aggregate covering Bodily Injury, Property Damage, Personal and Advertising Injury Liability. Landlord and the Association shall be named as additional insured’s.

9.2 Business Auto Liability Insurance, including Hired and Non-owned Auto Liability in the amount of $1,000,000.

9.3 Environmental Liability Insurance. If Tenant stores hazardous materials or potential pollutants, Environmental Liability Insurance covering property damage and clean- up in the amount of no less than $1,000,000 per claim. Landlord and the Association shall be named as additional insured’s.

9.4 Worker’s Compensation and Employers Liability Insurance to meet the requirements of the State of Connecticut.

9.5 Property Insurance in an amount sufficient to cover the replacement cost of all owned personal property, and any improvements and betterments within the Demised Premises. Such insurance shall contain a waiver of subrogation in favor of the Association.

9.6 Increases in Insurance. Tenant shall pay, as Additional Rent, any insurance premium increase attributable to the Demised Premises by virtue of Tenant’s activities in the Demised Premises. Payment shall be made to Landlord or to the Association if the condominium has been created and if so directed by Landlord.

9.7During the term of this Lease, Landlord shall have the right in its reasonable discretion to require Tenant to cause the aforesaid limits of liability to be increased, provided, however, that adjustments in such limits of liability shall not be required more frequently than annually. The policies contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. The insurance company shall be approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord.

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9.8. Indemnification of Landlord. Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises, or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by a default under this Lease or any act or omission of Tenant, its agents, contractors, employees, servants, concessionaires, licensees or invitees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney’s fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

9.9Waiver of Subrogation. Each policy of property insurance carried by Tenant shall provide that the insurer waives any right of subrogation against Landlord and the Association (once the condominium has been created (in connection with or arising out of any damage to such property contained in the Demised Premises caused by fire or other risks or casualty covered by such insurance. In no event shall Tenant or any person or entity claiming an interest in the Demised Premises by, through or under Tenant, claim, maintain or prosecute any action or suit at law or in equity against Landlord or the Association for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Demised Premises or any part thereof, for which Tenant is or may be insured under a standard fire insurance policy with extended coverage whether or not carried by Tenant and whether or not caused by the negligence of Landlord or the Association, or the agents, servants, or employees of Landlord or the Association.

9.10 Independent Contractors’ Insurance. All independent contractors engaged by Tenant shall supply a certificate of insurance for General Liability, Business Auto Liability and Worker’s Compensation & Employers Liability Insurance with limits no less than $1,000,000, naming Landlord and the Association as additional insured’s.

10.	Damage by Fire or Other Casualty.

10.1 Total Destruction. In the event the Demised Premises shall be destroyed or so damaged by fire or other casualty so as to render the Demised Premises wholly untenantable, Landlord may elect to (a) restore and repair such damage to the Demised Premises within one hundred and fifty (150) days after such destruction, in which case all rent due hereunder shall abate on a per-diem, thirty-day-month basis during the period of restoration or (b) terminate this Lease or any extension thereof by giving written notice to Tenant thirty (30) days after such fire or casualty, in which case all rent due hereunder shall terminate as of the day of such fire or casualty and any overpayment of the same shall be promptly refunded to Tenant.

In the event Landlord is unable to restore and repair such damage within on hundred nd fifty (150) days after such destruction, Tenant may elect to terminate this Lease by giving Landlord written notice of its intention to do so within two (2) weeks after the earlier of the expiration of such one hundred and fifty (150) day period or notification from Landlord that the estimated time required to repair such damages and restore the Demised Premises is in excess of 150 days from the date of destruction. If the gives proper notice and elects to Terminates the lease pursuant to this provision the Tenant will have no obligation to reimburse the landlord as defined in Article 4 4.1 paragraph 3 for Landlords cost of work.

10.2Partial Destruction. In the event the Demised Premises shall be destroyed or so damaged but are not thereby rendered wholly untenantable, Landlord shall restore the Demised Premises with reasonable dispatch. While such damage is being repaired, all rent due hereunder shall be reduced by an amount, which bears the same ratio to the monthly rent that the floor area rendered untenantable bears to the total floor area of the Demised Premises. If such restoration is not completed within ninety (90) days of the date of destruction, Tenant may, at its option, terminate this Lease by giving Landlord written notice of its intention to do so within two (2) weeks after the earlier of the expiration of such ninety (90) day period or notification from Landlord that the estimated time required to repair such damages and restore the Demised Premises is in excess of ninety (90) days from the date of destruction.

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11.	Improvements.

11.1Tenant's Improvements. Upon obtaining Landlord's prior written consent, Tenant may, at its option and at its own cost and expense, at any time and from time to time, make additional alterations, changes, replacements, improvements and additions in and to the interior of the Demised Premises, as it may deem desirable, subject to the provisions of the Declaration. Tenant may not make any exterior alterations without the prior written consent Landlord and the Association.

11.2Compliance with Building Codes; Licensed and Insured Contractors. All work done by Tenant in connection with any repairs or in connection with alterations, installations and changes in the Demised Premises shall be in compliance with building and zoning rules and regulations and with all applicable laws, orders, ordinances, rules, regulations and requirements of all federal, state and municipal governments or departments, commissions, boards and officers thereof and in accordance with the rules, orders and regulations of any applicable insurance underwriters and shall be performed by licensed and insured contractors. Tenant shall provide Landlord with evidence of such licensure and insurance prior to the commencement of any work in the Demised Premises.

12.	Quiet Enjoyment.

Landlord covenants with Tenant that it has good right to lease the Demised Premises in manner aforesaid, and that it will suffer and permit Tenant (if it is keeping all the covenants on its part, as herein contained) to occupy, possess, and enjoy said premises during the term aforesaid, without hindrance or molestation from it or any person claiming by, from or under it.

13.	Tenant's Default.

13.1.Right to Enter. In the event of any failure of Tenant to pay any Rent or Additional Rent due hereunder within ten (10) days after the same is due, or any failure to commence and diligently pursue the performance of any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than fifteen (15) days after written notice of such default shall have been given to Tenant, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, or if Tenant shall abandon the Demised Premises, or otherwise close its business to the public for ten (10) consecutive days, or suffer this Lease to be taken under any writ of execution, then Tenant shall be in default hereunder and Landlord besides other rights or remedies it may have, shall have the immediate right of re-entry in accordance with the statutes relating to summary process and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant.

13.2.Right to Relet. Should Landlord elect to re-enter as herein provided and take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such non- structural alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its discretion may deem advisable; upon each such reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorney’s fees and of costs of such non-structural alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re- entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

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13.3. Landlord’s Expenses. In case suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any of the amounts due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including a reasonable attorney’s fees.

13.4. Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises and/or any claim of injury or damage.

13.5. Waiver of Right of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.

13.6. Waiver of Notice to Quit. Tenant hereby expressly waives service of any notice to quit provided for in any statute, or of Landlord’s intention to institute legal proceedings to that end.

13.7 Late Charges and Interest on Late Payments. If Tenant shall fail to pay when due and payable, any Rent or Additional Rent hereunder within ten (10) days after the same is due, such late payments will be subject to a late charge of five percent (5%) for each month the same are delinquent. Further, should Tenant fail to pay any other amounts which it is required to pay hereunder when the same are due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment, at the rate of eighteen percent (18%) per annum.

14.	Landlord's Right to Cure Tenant's Default.

If Tenant defaults in the performance of any covenant or condition of this Lease required to be performed by Tenant, Landlord, at its option, may after thirty (30) days’ notice to Tenant, or without notice if in Landlord's opinion an emergency exists, perform such covenant or condition for the account and at the expense of Tenant and Tenant shall reimburse Landlord for such expense. The amount of such expense shall be deemed to be Additional Rent and shall be paid by Tenant with the next monthly installment of rent due hereunder Lease. The provisions of this section shall survive the termination of the Lease.

15.	Eminent Domain.

15.1 Total Condemnation. In the event the whole of the Demised Premises shall be taken under the power of eminent domain for any public or quasi-public use or purpose, this Lease shall thereupon terminate as of the date possession shall be taken by or under the condemnor. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

15.2 Partial Condemnation. In the event that eminent domain proceedings shall have been instituted with respect to the Property and such proceedings or any action consequent thereon render the Demised Premises, or parking area, or other common area unusable for Tenant's operations as previously conducted thereon, Tenant shall have the right upon notice to Landlord (rendered within sixty (60) days after Tenant shall have ascertained or been duly notified by Landlord (whichever shall first occur) of the existence of such proceedings in eminent domain) to terminate this Lease, effective as of the date possession shall be taken by or under the condemnor.

15.3 Termination of Lease. In the event this Lease shall be terminated, as provided in this section, the Demised Premises and the improvements shall belong absolutely to Landlord and Tenant shall promptly remove all of Tenant's personal property and each party hereto shall thereupon be released from every obligation hereunder to the other, except:

(a)     With respect to any covenants the breach of which occurred prior to termination date; and

(b)     The obligation of Landlord to refund to Tenant any rent paid by Tenant for the period subsequent to the termination date and Tenant's security deposit hereunder to the extent it is refundable hereunder.

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15.4. Damages. All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Demised Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the. Demised Premises, provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable person property or for damages to improvements made by Tenant with approval of Landlord during the term of this Lease and any extension thereof or for damages for cessation or interruption of Tenant's business.

15.5 Adjustment of Rents. If this Lease is terminated as provided in this section, all rent shall be paid up to the date that possession is taken by the condemning authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

15.6 Voluntary Sale. A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation, or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purposes of this section.

16.	Assignment and Subletting.

Tenant may not assign or sublet all or any part of the Demised Premises for any portion of the term of this Lease or any extension thereof except with the prior written consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and any such assignment or sublet, if approved, shall not relieve Tenant of any liability hereunder.

17.	Subordination.

This Lease and any extension thereof, the lien thereof upon the Demised Premises, and all rights of Tenant hereunder, are hereby subordinated and made subject to liens of all bona fide mortgages to any bank, institutional lender or insurance company now or hereinafter placed on the Demised Premises. No other instrument shall be necessary to subordinate this Lease and all rights hereunder to the lien or liens of any such mortgage or mortgages. Nonetheless, Tenant hereby agrees that it will, upon demand, at any time or times, execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights hereunder to the lien or liens of any such new mortgage or mortgages.

18.	Estoppel Certificate.

Tenant, upon Landlord's written request, shall execute an estoppel certificate prepared by Landlord which certificate shall describe the lease and any amendments thereto and shall set forth the lease term, a description of the Demised Premises, whether the lease is in full force and effect, whether Tenant has any defenses or rights of offset against Landlord, whether there is any known default on the part of the other party, and acknowledging that the prospective lender or purchaser is relying on the certificate and the information contained therein.

19.	Hazardous Waste.

Tenant agrees that the storage or use of any Hazardous Waste or petroleum product materials shall be in compliance with all federal, state or local laws or regulations. Tenant further agrees that it shall be responsible for all costs, damages, or liability that may be incurred in connection with any hazardous waste discharge, spillage, or any other violation of any law in connection with the storage or use of hazardous waste materials or petroleum products; provided, however, that such discharge, spillage or other violation is as a result of or caused by Tenant's occupancy, business, or other related activities, or of or by its employees, customers, agents, or visitors. In no case does this apply to any condition that may have existed prior to Tenant's occupancy, or by the actions and occurrences on adjacent properties. Tenant agrees to notify Landlord and the Association of the storage of any hazardous waste materials or petroleum products in the Demised Premises within thirty (30) days after said storage. Tenant further agrees to notify Landlord and the Association within twenty-four (24) hours of any hazardous waste or petroleum products discharge or violation of this section.

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Tenant agrees that it shall be responsible for the clean-up of any discharge or spillage. In the event of any hazardous waste discharge or spillage, Tenant shall immediately have said soil tested by a firm specializing in said work and enter into a contract for the removal of said soils and replacing of soils with clean fill and for the replacing of any areas disturbed because of said discharge or spillage. All of said work shall take place within one hundred twenty (120) days of knowledge of said discharge or spillage if practical. In the event one hundred twenty (120) days is insufficient to perform a proper clean-up, Tenant may ask in writing for an extension of time to perform a proper clean-up. Landlord will consent in writing to such extension, so long as such extension is reasonable in time considering the scope of the discharge or spillage. Tenant shall first obtain Landlord’s and the Association’s approval for any remedial action.

In the event Tenant fails to perform said work as set forth in this section, then, in such event, Landlord may cause the same to be completed and Tenant shall be responsible for the payment of same within ten (10) days after presentation of bill to Tenant for the work performed, together with all reasonable costs incurred by Landlord in the performance of said work and repairing any damage to the entire premises and including any reasonable attorney's fees incurred. Any monies paid by Landlord in connection herewith shall be repaid to Landlord together with interest at the rate of twelve percent (12%) per annum until paid.

Tenant shall undertake no acts which would result in the Demised Premises being defined or classified as an “Establishment” under the Environmental Laws of the State of Connecticut, including, but not limited to, generating more than one (100) hundred kilograms of hazardous waste, as defined in Connecticut General Statutes Section 22a-115, in any one month. In the event that Tenant does undertake acts which result in the Demised Premises being defined or classified as an “Establishment” in violation of this Lease, Tenant shall be responsible for all costs associated with compliance by Landlord or Landlord’s successor in title with all applicable statutes and regulations concerning the transfer of Establishments, including, but not limited to, remediation costs, filing fees, testing, reasonable attorney’s fees, consultant’s fees.

No chemicals or hazardous waste of any kind (including, but not limited to, motor oil, antifreeze, paint, etc.) may be placed in refuse containers for pickup or poured down any drains on the Property.

The provisions of this Section 19 shall survive the expiration or other termination of this Lease.

20.	Conditions. Landlord to clean, paint and deliver space with all systems in working order.

21.	Confidentiality.

Tenant agrees to keep the terms and conditions of this Lease strictly confidential and to refrain from disclosing the terms and conditions to any person or entity whatsoever (other than to its attorney, accountant and employees who have a need to know such information) including, but not limited to, other tenants or occupants of Kenosia Business Center unless compelled by law, or court or administrative order or subpoena to make such disclosure. Any disclosure shall constitute a breach of this Lease and, in such event, Landlord may exercise all rights provided in Section 13 hereof.

22.	Access to Demised Premises.

22.1 Landlord or Landlord’s agents shall have the right to enter the Demised Premises at all reasonable times, upon reasonable notice to Tenant (except in the event of an emergency, when no notice need be given), to examine the same, and to show them to prospective purchasers or mortgagees, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefore, without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while such repairs, alterations, improvements, or additions are being made, by reason or loss or interruption of business of Tenant, or otherwise. During the six (6) months prior to the expiration of the term of this Lease or any extension thereof, Landlord may exhibit the Demised Premises to prospective tenants, and place upon the Demised Premises the usual notices “To Let” (or similar notices) which notices Tenant shall permit to remain thereon without molestation. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance, or repair of the Demised Premises or any part thereof, except as otherwise herein specifically provided.

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22.2	Utility Room. Not Applicable.

23.	Surrender of Demised Premises.

At the expiration of the tenancy hereby created, Tenant shall surrender the Demised Premises broom clean and in the same condition as the Demised Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the Demised Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Demised Premises. Prior to the surrender Tenant shall repair any damage caused to the Demised Premises by Tenant’s removal of any trade fixtures. Landlord may, at its discretion, require that Tenant remove any alterations or improvements made with or without Landlord’s consent and approval. Tenant shall not remove any improvements or items permanently fastened to any component of the interior or exterior of Demised Premises with the written consent of Landlord. Without diminishing Tenant’s responsibility to remove items from and repair damage in the Demised Premises at the end of the Term, if, following Tenant’s vacating of the Demised Premises, Tenant has failed to remove any item of personal property or any trade fixtures or improvement that it is Tenant’s responsibility to remove, all such items shall become property of Landlord. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

24.	Holding Over.

Any holding over after the expiration of the term hereof, with the consent of Landlord, shall be construed to be a tenancy from month to month at the Rent and Additional Rent herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

25.	General Provisions.

25.1 Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease may only be changed, modified or discharged by an agreement in writing executed by the parties hereto.

25.2 Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.3 Successors and Assigns. Except as otherwise provided herein, the agreements, conditions, covenants and terms herein contained shall, in every case, apply to, be binding upon, and inure to the benefit of the respective parties hereto and their respective heirs, administrators, executors, successors and assigns, with the same force and effect as if specifically mentioned in each instance where a party hereto is named.

25.04. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, or shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

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25.05. Notice to Landlord. Any notice by Tenant to Landlord must be in writing and will be deemed given if served by certified or registered mail, postage prepaid, addressed to Landlord at its address first written above or at such other address as Landlord may designate by written notice. However, nothing in this shall prohibit written notice by any other effective means.

25.06. Notice to Tenant. Any notice by Landlord to Tenant must be in writing and will be deemed given if served by certified or registered mail, postage prepaid, addressed to Tenant at the address of the Leased Premises or to such other address as Tenant may designate by written notice. However, nothing in this Section shall prohibit written notice by any other effective means.

25.07. Captions, Etc. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

25.8. No Recording Lease. Tenant shall not record this Lease, but the parties hereto agree to execute a Notice of Lease if requested by one party drawn in accordance with the statutes of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have hereunto set their names and seals on the day and year first above written.

Signed, sealed and delivered

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Landlord:

KENOSIA PROPERTIES, LLC

By: /s/ Christopher Orifici

Christopher Orifici

Its: Member

Tenant:

Go Green Global Technologies Corp.

By: /s/ Corrine Couch

Corrine Couch

Its: COO

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Exhibit A

PROPERTY DESCRIPTION

All that certain piece or parcel of land, together with the buildings and improvements thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut, on the Easterly side of Kenosia Avenue, which premises are more particularly shown and designated as Lot No. 2 on a certain map entitled, "Resubdivision Map prepared for Harry Cohen, Trustee, Danbury, Connecticut Total Area 8.526 Acres IL-40 Zone" which map is on file in the office of the Danbury Town Clerk, and dated September 16, 1977 as Map No. 6353.

Said premises being more particularly described as follows: Commencing at a point on the easterly side of Kenosia Avenue, which point marks the Southwesterly corner of premises, now or formerly of Tesec, Inc. and the Northwesterly corner of the premises herein described; thence running N 63° 50' 23" E, along land now or formerly of Tesec, Inc., a distance of 236.45 feet to a point; thence turning and running S 38° 11' 59" E, along land now or formerly of Kenosia Avenue Realty, LLC, a distance of 163.15 feet to a point; thence turning and running S 59° 59' 13" W, along land now or formerly of Patrice Nadeau, a distance of 236.68 feet to a point on the easterly side of Kenosia Avenue; thence turning and running N 40° 15' 11" W along the easterly boundary of Kenosia Avenue, a distance of 45.97 feet to a point; thence continuing along the easterly boundary of Kenosia Avenue N 36° 11' 17" W, a distance of 132.90 feet to the point or place of beginning.

Said Premises being further shown on a certain map entitled “Schedule B to Declaration of Kenosia Business Center Prepared for Kenosia Properties, LLC Scale 1” = 20’ Area: 0.920 Ac, Zone: IL-40 Date: May 4, 2007” which map was prepared by new England Land Surveying, P.C. Robin Commons – 118 Coal Pit Hill Road, Danbury, Connecticut Robert M. Bennison, L.S. #12964 and which map shall be recorded in the office of the Danbury Town Clerk.

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Exhibit B

KENOSIA BUSINESS CENTER DWG U-9

22 KENOSIA AVENUE, DANBURY, CONNECTICUT DATE 06-01-07

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Exhibit C

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Exhibit E

Common Area Maintenance

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